Exhibit 99.2

Operating Metrics: Production Performance, Q3 2017

The table below presents the long term average production (LTA) for wind farms compared to actual production, including compensated curtailment:

Region	Q3 2017		Actual Results (% of LTA)	Wind Index (% of LTA)
	LTA (GWh)	Production (GWh)

Eastern US	840	707	84%	88%
Western U.S.	514	434	84%	84%
Canada	325	292	90%	88%
Other	112	81	72%	81%
Total	1,791	1,514	85%	87%

Wind Index is defined as GWh that could have been produced from actual wind, divided by GWh that could have been produced from expected wind.